Exhibit 23.2

Consent of BDO Seidman, LLP

Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8, pertaining to the 2003 Employee Stock Purchase Plan of Nanometrics Incorporated, of our report dated March 27, 2009, relating to the consolidated financial statements and financial statement schedule, appearing in the Company’s Annual Report on Form 10-K for the year ended December 27, 2008.

/s/ BDO Seidman, LLP

San Francisco, California

December 30, 2009